UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2024

The Beauty Health Company
(Exact name of registrant as specified in its charter)

Delaware	001-39565	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2165 Spring Street
Long Beach, CA
(Address of principal executive offices)

90806
(Zip Code)
(800) 603-4996
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SKIN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Beck Employment Agreement

On March 12, 2024, The Beauty Health Company (the “Company”) announced that the Company’s Board of Directors (the “Board”) had unanimously approved Marla Beck to be the Company’s President and Chief Executive Officer.

On April 8, 2024 (the “Effective Date”), Ms. Beck, the Company, and HydraFacial LLC, an indirect, wholly-owned subsidiary of the Company, entered into an employment agreement with respect to Ms. Beck becoming the Company’s President and Chief Executive Officer (the “Employment Agreement”), pursuant to which Ms. Beck will receive (i) an annual base salary of $1,000,000 (the “Base Salary”), (ii) a one-time special cash bonus of $500,000, subject to an 18-month retention requirement, (iii) an annual cash performance bonus targeted at 100% of the Base Salary (the “Target Bonus”), and (iv) a long-term incentive equity award with a value of $6,000,000, pursuant to the Company’s 2021 Incentive Award Plan, as amended or restated from time to time (the “Plan”), to be issued in the form of (a) restricted stock units (“RSUs”) and performance share units (“PSUs”), with a grant-date value of $4,300,000 (the “RSU/PSU Award”), where the RSUs in the RSU/PSU Award will vest ratably on an annual basis over a three-year period from the grant date, and the PSUs in the RSU/PSU Award will vest based on relative total shareholder return and will have the same vesting terms applicable to the annual award of PSUs granted to other senior executives of the Company for 2024, and (b) an award of PSUs with a grant-date value of $1,700,000 (the “PSU Award”), which will vest based on the performance of the Company’s stock price based on four quarterly test periods within a 3-year performance period from the first quarter of 2024 through the fourth quarter of 2026. Additionally, any remaining unvested RSUs granted to Ms. Beck pursuant to her offer letter in connection with Ms. Beck serving as the Company’s Interim Chief Executive Officer, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2023, shall vest fully upon the Effective Date.

In connection with Ms. Beck’s employment by and service with the Company, she shall continue to serve as a director on the Board, be nominated for reelection to the Board, and be recommended to the stockholders for election to the Board, at each annual meeting of the stockholders of the Company during the term of her Employment Agreement.

In addition, Ms. Beck is entitled to all benefits available to other executives of the Company, including without limitation: health, dental, vision coverage, short and long-term disability, and life insurance, subject to the terms and conditions of such plans and programs.

The Employment Agreement also provides that if Ms. Beck’s employment terminates during the term of the Employment Agreement for any reason, then the Company will pay or provide to Ms. Beck: (i) her earned but unpaid Base Salary through the date of termination, (ii) to the extent required by applicable law, any vacation earned but not taken through the date of termination, and (iii) any vested amounts due to her under any plan, program, or policy of the Company.

Additionally, upon a termination of Ms. Beck’s employment by the Company without Cause (excluding termination by reason of death or Disability (as defined in the Employment Agreement)) or by Ms. Beck for Good Reason prior to the consummation of a Change in Control (as defined in the Plan) or more than 12 months after the consummation of a Change in Control, then upon her termination, and subject to the terms and conditions described in the Employment Agreement (including her execution and non-revocation of a release in favor of the Company), Ms. Beck will be entitled to receive (i) an amount equal to her earned but unpaid Annual Bonus for the fiscal year ending immediately prior to the year in which the date of termination occurs, (ii) an amount equal to 18 months of her Base Salary in effect as of the date of termination (or in effect for the year prior to the year in which the date of termination occurs, if higher), (iii) a Pro-Rata Annual Bonus (as defined in the Employment Agreement), and (iv) subject to her valid election to continue healthcare coverage, reimbursement for premiums charged to continue her and her eligible dependents’ healthcare coverage under COBRA for up to 18 months. Furthermore, the PSU Award will vest in full (to the extent then-unvested) upon the termination date.

The Employment Agreement also provides that if within 12 months following the consummation of a Change in Control, Ms. Beck’s employment is terminated either by the Company without Cause (excluding by reason of death or Disability) or by Ms. Beck for Good Reason, then, in either case, upon her termination, and subject to the terms and conditions described in the Employment Agreement (including her execution and non-revocation of a release in favor of the Company), Ms. Beck will be entitled to receive: (i) an amount equal to her earned but unpaid Annual Bonus for the year ending immediately prior to the year in which the date of termination occurs, (ii) an amount equal to the sum of (A) 18 months of her Base Salary in effect as of the date of termination (or in effect for the year prior to the year in which the date of termination occurs, if higher), and (B) 1.5 times her Target Bonus for the year in which the date of termination occurs, (iii) a Pro-Rata Target Bonus for the year in which the date of termination occurs or the Target Bonus in effect for the year prior, if higher, multiplied by a fraction, the numerator of which the number of days she was employed by the Company during the calendar year in which the termination occurs and the denominator of which is 365 or 366, as applicable, and

(iv) subject to her valid election to continue healthcare coverage, reimbursement for premiums charged to continue her and her eligible dependents’ healthcare coverage under COBRA for up to 12 months.

Additionally, if a Change in Control is consummated, then the number of PSUs in the PSU Award that can vest will be determined based on the Change in Control Sale Price (i.e., the value as determined by the Board of the consideration payable, or otherwise to be received, by stockholders per share of Company common stock pursuant to a Change in Control). Notwithstanding anything to the contrary, any unvested and outstanding equity awards subject solely to time-based vesting shall immediately accelerate and become fully vested, exercisable or nonforfeitable as of the date of termination.

The Employment Agreement provides that, to the extent that any payment or benefit received would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Ms. Beck than receiving the full amount of such payments.

In addition, pursuant to the Employment Agreement, Ms. Beck agrees to be bound by certain non-compete and non-solicitation covenants contained therein. The Employment Agreement contemplates at-will employment, which may be terminated by Ms. Beck or the Company at any time, provided, however, that if Ms. Beck elects to terminate the Employment Agreement, Ms. Beck will provide the Board with sixty days’ advance written notice.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Ms. Beck will also enter into the Company’s standard form of indemnification agreement, a form of which was filed as Exhibit 10.13 to the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2021.

Amended and Restated Executive Severance Plan

On April 5, 2024, the Compensation Committee of the Board adopted the Company’s Amended and Restated Executive Severance Plan (the “A&R Severance Plan”), effective as of April 5, 2024, which amended and restates in its entirety the Company’s Executive Severance Plan, as amended by the First Amendment to the Company’s Executive Severance Plan (the “Original Severance Plan”).

The A&R Severance Plan retains most of the terms of the Original Severance Plan, but modifies certain provisions, a summary of which includes, but is not limited to:

•removing “Tier 2” and “Tier 3” classifications for all non-executive officers hired after March 1, 2024, including Vice Presidents, Senior Directors, Directors and managers. Such non-executive officers will be governed by a new Management Severance Program with tenure-based severance calculations and pro-rated, earned bonuses;

•adding a tenure requirement to the calculation of a participant’s cash salary severance. Participants with less than one year tenure will receive pro-rated severance based on the number of months completed (notwithstanding offer or employment agreement terms to the contrary) with a minimum of six months severance; and

•changing the annual bonus calculation to be the pro-rated portion of the participant’s actual bonus earned based on the achievement of applicable performance goals, rather than the pro-rated portion of the participant’s target bonus for the year.

The foregoing description of the A&R Severance Plan is qualified in its entirety by reference to its terms, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

The Division of Enforcement of the Securities and Exchange Commission has issued a subpoena in connection with a formal order of investigation of the Company seeking documents and information from us. The Company is in the process of responding to the subpoena and intends to fully cooperate with the SEC investigation. We cannot predict the duration, scope, or outcome of this matter at this time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Employment Agreement, dated April 8, 2024, by and among The Beauty Health Company, HydraFacial LLC, and Marla Beck
10.2	The Beauty Health Company Amended and Restated Executive Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
† Confidential portions of this exhibit were redacted pursuant to Item 601(b)(10) of Regulation S-K, and the Company agrees to furnish to the SEC a copy of any omitted schedule and/or exhibit upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2024	The Beauty Health Company

	By:	/s/ Michael Monahan
	Name:	Michael Monahan
	Title:	Chief Financial Officer